Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A DoubleLine Funds Trust of our report dated May 20, 2019, relating to the financial statements and financial highlights, which appears in DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Low Duration Bond Fund, DoubleLine Floating Rate Fund, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Global Bond Fund, DoubleLine Ultra Short Bond Fund, DoubleLine Infrastructure Income Fund, DoubleLine Multi-Asset Growth Fund (Consolidated), DoubleLine Strategic Commodity Fund (Consolidated), DoubleLine Shiller Enhanced CAPE®, DoubleLine Shiller Enhanced International CAPE® and DoubleLine Colony Real Estate and Income Fund’s Annual Report on Form N-CSR for the periods ended March 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Financial Statements”, “Disclosure of Portfolio Information” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 29, 2019